Exhibit 99.1

Hologic Chief Executive Officer Steve MacMillan to Retire
Upon Close of Go-Private Transaction

MARLBOROUGH, Mass. (April 6, 2026) – Hologic, Inc. (Nasdaq: HOLX) announced today that Steve MacMillan, its long-time Chairman, President and Chief Executive Officer (CEO), has decided to retire when the Company’s go-private transaction with Blackstone and TPG closes.

All required regulatory approvals have now been received for the transaction, which is expected to close on or about April 7, 2026.

“Hologic’s board of directors, and all the Company’s stakeholders, owe a debt of gratitude to Steve, one of the most respected leaders in the medical technology industry,” said Amy Wendell, Hologic’s lead independent director. “He forged a dramatic turnaround shortly after joining the Company, led us through years of consistent growth, drove our unprecedented response to the COVID pandemic, and is guiding us through a successful go-private transaction.”

Over MacMillan’s 12-plus years with Hologic, the Company’s revenue increased 65%, its non-GAAP earnings per share increased 184%, its share price increased 241%, and its workforce increased by more than 1,500 people.

“Leading Hologic has been the greatest honor and privilege of my career,” MacMillan said. “I’m immensely grateful to the customers and patients who trusted us, the board and investors who supported us, and especially the employees who made all our accomplishments possible. I know they will make even greater contributions to women’s health as a private firm owned by Blackstone and TPG.”

Hologic’s next CEO is expected to be announced when the transaction closes.

MacMillan, 62, joined Hologic as President and CEO in December 2013. He was elected Chairman of the Board in 2015. From 2005 to 2012, he was President and CEO of Stryker, where he had been president since 2003. Before that, he was a senior executive at Pharmacia and Johnson & Johnson. He began his career at Procter and Gamble in 1985. He earned a BA degree in economics from Davidson College and graduated from Harvard Business School’s advanced management program. He has served on the boards of Davidson, Illumina (non-executive chair), AdvaMed, Alere, Boston Scientific and Texas Instruments.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “likely,” “future,” “strategy,” “potential,” “seeks,” “goal” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the merger. These forward-looking statements are based upon assumptions made by Hologic as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

These forward-looking statements are subject to a number of risks and uncertainties that could adversely affect Hologic’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, including without limitation, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Hologic’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Hologic to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; and the risk that the holders of the CVRs will receive less-than-anticipated payments with respect to the CVRs after the closing of the proposed transaction. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Hologic Annual Report on Form 10-K for the fiscal year ended September 27, 2025 filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2025, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by Hologic from time to time with the SEC. These filings, when available, are available on the investor relations section of the Hologic website at https://investors.hologic.com or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Hologic presently does not know of or that Hologic currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based, except as required by law.

Media:
Bridget Perry
Senior Director, Corporate Communications
(+1) 508.263.8654
bridget.perry@hologic.com

Investors:
Michael Watts
Corporate Vice President, Investor Relations
(+1) 858.410.8514
michael.watts@hologic.com

Source: Hologic, Inc.